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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-1, filed under Rule 462(b), which incorporates by reference Amendment No. 5 to Registration Statement No. 333-126280, of our report dated March 14, 2006 (March 23, 2006 as to the effects of the stock split described in Note 1), relating to the financial statements and financial statement schedules of Sealy Corporation and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" and the effect of the stock split that occurred on March 23, 2006) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Selected Historical Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
April 6, 2006

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM